EXHIBIT 10.39
AMENDMENT NO. 1
Dated as of October 1, 2013
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 14, 2011
THIS AMENDMENT NO. 1 (this “Amendment”) is made as of October 1, 2013 by and among (i) Franklin Electric Co., Inc., an Indiana corporation (the “US Borrower”), Franklin Electric B.V., a Netherlands private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Borrower” and, together with the US Borrower, the “Borrowers”), (ii) Franklin Fueling Systems, Inc., Franklin Electric International, Inc. and Intelligent Controls, Inc. (each a “Guarantor” and, collectively, the “Guarantors” and, collectively with the Borrowers, the “Loan Parties”), (iii) the financial institutions listed on the signature pages hereof and (iv) JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Second Amended and Restated Credit Agreement dated as of December 14, 2011 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, reference is made to the Subsidiary Guaranty by and among the Guarantors, the other “Guarantors” party thereto from time to time and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);
WHEREAS, the Loan Parties have requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement and the Guaranty;
WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The definition of “Agreed Currencies” appearing in Section 1.01 of the Credit Agreement is amended to (i) delete the reference to “United Kingdom” appearing in clause (ii) thereof and to replace such reference with “British”, (ii) delete the reference to “Canadian dollars” appearing in clause (ii) thereof and to replace such reference with “Canadian Dollars” and (iii) add the phrase “the Administrative Agent and” immediately following the phrase “which is acceptable to” appearing in clause (iii) thereof.

(b)The definition of “Alternate Base Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “applicable British Bankers’ Association LIBOR rate for deposits in the Agreed Currency as reported as of” appearing therein and to replace such phrase with “rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately”.

(c)The definition of “Business Day” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the euro is open for business” appearing therein and to replace such phrase with “the TARGET2 payment system is open for the settlement of payments in euro”.

(d)The definition of “Change in Law” appearing in Section 1.01 of the Credit Agreement is amended to add the phrase “, implementation” immediately following the phrase “or in the administration, interpretation” appearing in clause (b) thereof.

(e)The definition of “Dollar Amount” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time” appearing in clause (ii) thereof and to replace such phrase with “Exchange Rate for such currency”.

(f)The definition of “Equivalent Amount” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent” appearing therein and to replace such phrase with “Exchange Rate”.

(g)The definition of “Eurocurrency Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete clause (ii) thereof in its entirety and change clause (iii) to a new clause (ii) thereof.

(h)The definition of “Statutory Reserve Rate” appearing in Section 1.01 of the Credit Agreement is amended to delete the phrase “the Financial Services Authority” appearing therein and to replace such phrase with “the Financial Conduct Authority, the Prudential Regulation Authority”.

(i)Section 1.01 of the Credit Agreement is amended to (i) delete the definition of “Mandatory Cost” appearing therein and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its affiliated companies concerning or relating to bribery or corruption.
“AUD Screen Rate” means, with respect to any Eurocurrency Loan denominated in Australian Dollars and for any Interest Period, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian Dollar bills of exchange with a tenor equal in length to the relevant Interest Period as displayed on page BBSY of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.
“Australian Dollars” means the lawful currency of Australia.
“Canadian Dollars” means the lawful currency of Canada.
“CDOR Screen Rate” means, with respect to any Eurocurrency Loan denominated in Canadian Dollars and for any Interest Period, the average rate as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of such rate) for bankers acceptances with a tenor equal in length to the relevant Interest Period as displayed on CDOR page of the Reuters screen or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Designated Persons” means any Person listed on a Sanctions List.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“Eurocurrency Reference Rate” means, with respect to (a) any Eurocurrency Loan denominated in any LIBOR Quoted Currency and for any applicable Interest Period, the LIBOR Screen Rate as of the Specified Time on the Quotation Day for such currency Interest Period, and (b) any Eurocurrency Borrowing in any Non-Quoted Currency and for any applicable Interest Period, the applicable Local Screen Rate for such Non-Quoted Currency as of the Specified Time and on the Quotation Day for such currency and Interest Period; provided that, if a LIBOR Screen Rate or a Local Screen Rate, as applicable, shall not be available at the applicable time for the applicable Interest Period (an “Impacted Interest Period”), then the Eurocurrency Reference Rate for such currency and Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “Eurocurrency Reference Rate” shall be subject to Section 2.14.
“Exchange Rate” means, on any day, with respect to any currency other than Dollars (any such currency, a “Foreign Currency”), the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurocurrency Reference Rate”.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the relevant Screen Rates) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means, in relation to any currency, the overnight rate for such currency determined by the Administrative Agent from such service as the Administrative Agent may select.
“LIBOR Quoted Currency” means Dollars, euro, Japanese Yen and British pounds sterling.
“LIBOR Screen Rate” means, with respect to any Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate for such LIBOR Quoted Currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion).
“Local Screen Rate” means (i) for Eurocurrency Loans denominated in Canadian Dollars, the CAD Screen Rate and (ii) for Eurocurrency Loans denominated in Australian Dollars, the AUD Screen Rate.
“Non-Quoted Currency” means Canadian Dollars and Australian Dollars.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Quotation Day” means, with respect to any Eurocurrency Loan and any Interest Period, (i) if the currency is British pound sterling, Australian Dollars or Canadian Dollars, the first day of such Interest Period, (ii) if the currency is euro, two (2) TARGET Days before the first day of such Interest Period, (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest period the Business Day, in each case, unless market practice differs in the relevant market where the Eurocurrency Reference Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days). As used herein, a “Target Day” means any day on which TARGET2 is open for the settlement of payments in euro.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.
“Sanctions” means:
(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; and
(b)    economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.
“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time..
“Screen Rate” means the LIBOR Screen Rate or the applicable Local Screen Rate, as the case may be.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Specified Time” means (i) in respect of Loans denominated in Australian Dollars, as of 11:00 a.m., Sydney, Australia time, (ii) in respect of Loans denominated in Canadian Dollars, as of 11:00 a.m. Toronto, Ontario time and (iii) in respect of Loans denominated in a LIBOR Quoted Currency, as of 11:00 a.m., London time.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.
(j)Section 2.13 of the Credit Agreement is amended to delete the reference to “United Kingdom” appearing in clause (f) thereof and to replace such reference with “British” and to insert immediately after the reference to “pounds sterling” the following: “,Australian Dollars or Canadian Dollars”.

(k)Section 2.14 of the Credit Agreement is amended to (i) add the phrase “and binding” immediately following the phrase “shall be conclusive” appearing in clause (a) thereof, (ii) add the parenthetical “(including, without limitation, by means of an Interpolated Rate)” immediately following the phrase “adequate and reasonable means” appearing in clause (a) thereof and (iii) add the phrase “or the applicable Agreed Currency” immediately following the phrase “in such Borrowing for such Interest Period” appearing in clause (b) thereof.

(l)Section 2.15 of the Credit Agreement is amended to (i) add the phrase “, liquidity” immediately following the phrase “insurance charge” appearing in clause (a)(i) thereof, (ii) add the phrase “or liquidity” immediately following the phrase “any Change in Law regarding capital” appearing in clause (b) thereof and (iii) add the phrase “and liquidity” immediately following the phrase “with respect to capital adequacy” appearing in clause (b) thereof.

(m)Article III of the Credit Agreement is amended to insert the following as a new Section 3.19 thereof:

SECTION 3.19 Sanctions Laws and Regulations. Each Borrower represents on a continuing basis that:
(a)    Such Borrower and to the best of its knowledge its Subsidiaries and their respective directors, officers, employees, and agents have conducted their business in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(b)    None of such Borrower or to the best of its knowledge its Subsidiaries or their respective directors, officers, employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has directly or indirectly engaged in, or is now directly or indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in violation of Sanctions.
(n)Article VI of the Credit Agreement is amended to insert the following as a new Section 6.15 thereof:

SECTION 6.15 Sanctions Laws and Regulations.
(a)    No Borrower shall, and shall ensure that none of its Subsidiaries will, directly or indirectly use the proceeds of the Loans (i) for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; (ii) to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time; or (iii) in any other manner that will result in the violation of any applicable Sanctions by any party to this Agreement.
(b)    No Borrower shall, and shall ensure that none of its Subsidiaries will, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons; or (ii) any Sanctioned Country, to pay or repay any amount owing to the Lenders under this Agreement.
(c)    Each Borrower shall, and shall ensure that each of its Subsidiaries will (i) conduct its business in compliance with Anti-Corruption Laws; (ii) maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and (iii) have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein.
(d)    Each Borrower shall, and shall ensure that each of its Subsidiaries will, comply in all material respects with all foreign and domestic laws, rules and regulations (including the Patriot Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to this Agreement, the transactions underlying this Agreement or such Borrower’s execution, delivery and performance of this Agreement.
(o)Section 9.01(ii) of the Credit Agreement is amended to delete the reference to “125 London Wall, London EC24 5AJ” and replace it with “25 Bank Street, Canary Wharf, London E14 5JP”.

(p)Section 9.14 of the Credit Agreement is amended to (i) delete the phrase “USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”)” appearing therein and to replace such phrase with “Patriot Act” and (ii) insert the word “Patriot” immediately preceding each instance of the word “Act” appearing therein.

(q)Article X of the Credit Agreement is amended to add the following as a new clause (i) thereof:

(i)    The US Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Section 10.01 or the Guaranty, as applicable, in respect of Specified Swap Obligations (provided, however, that the US Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Section 10.01 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The US Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(r)Schedule 2.02 to the Credit Agreement is deleted in its entirety.

2.Amendments to Guaranty. Effective as of the Amendment No. 1 Effective Date, the parties hereto agree that the Guaranty shall be amended as follows:

(a)Section 1 of the Guaranty is amended to add the parenthetical “(provided, however, that the definition of “Guaranteed Obligations” shall not create or include any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor)” immediately following the phrase “collectively, the ‘Guaranteed Obligations’” appearing therein.

(b)The Guaranty is amended to add the following as a new Section 24 thereto:

SECTION 24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty or Section 10.01 of the Credit Agreement, as applicable, in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
3.Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent.

4.Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)This Amendment and the other Loan Documents to which such Loan Party is a party (any such Loan Document as modified hereby) constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement (as amended hereby) are true and correct in all material respects, except (1) to the extent any such representation or warranty is stated to relate to an earlier date and (2) for changes in the Schedules to the Credit Agreement reflecting transactions after the Effective Date permitted by the Credit Agreement.

5.Reference to and Effect on the Credit Agreement and the Guaranty.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement and the Guaranty in the Credit Agreement, the Guaranty or any other Loan Document shall mean and be a reference to the Credit Agreement and the Guaranty, as the case may be, as amended hereby.

(b)The Credit Agreement, the Guaranty and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.Consent and Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Loan Parties consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Guaranty and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement, the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

7.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

Signature Page to Amendment No. 1 to
Second Amended and Restated Credit Agreement dated as of December 14, 2011
Franklin Electric Co., Inc. and Franklin Electric B.V.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

FRANKLIN ELECTRIC CO., INC.,
as a Borrower

By:____________________________________
Name:
Title:

FRANKLIN ELECTRIC B.V.,
as a Borrower

By: Orangefield (Netherlands) B.V., its Director A

By:____________________________________
Name:

By:____________________________________
Name:

By:____________________________________
Name: John Jay Haines
Title: Director B

Signature Page to Amendment No. 1 to
Second Amended and Restated Credit Agreement dated as of December 14, 2011
Franklin Electric Co., Inc. and Franklin Electric B.V.

FRANKLIN FUELING SYSTEMS, INC. FRANKLIN ELECTRIC INTERNATIONAL, INC. INTELLIGENT CONTROLS, INC. each as a Guarantor By: _________________________ Name: Title:

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:_______________________________________
Name:
Title:

Signature Page to Amendment No. 1 to
Second Amended and Restated Credit Agreement dated as of December 14, 2011
Franklin Electric Co., Inc. and Franklin Electric B.V.
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:_______________________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender

By:_______________________________________
Name:
Title:

HSBC BANK USA, N.A.,
as a Lender

By:_______________________________________
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:_______________________________________
Name:
Title:

By:_______________________________________
Name:
Title: